Consent of Independent Auditors

The Board of Directors of Aetna Life Insurance and Annuity Company and Policyholders of Aetna Variable Life Account B:

We consent to the use of our reports dated February 4, 1997 and February 14, 1997 included in registration statement (No. 333-15817) on Form S-6.


/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP


Hartford, Connecticut
November 25, 1997